Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Rasmus van der Colff	Cas Purdy
Guidance Software, Inc.	Guidance Software, Inc.
626-768-4607	626-768-4666
investorrelations@guidancesoftware.com	cas.purdy@guidancesoftware.com

Guidance Software Reports Q3 2011 Financial Results

•	Revenue: $27.3 million, up 14% year over year

•	Non-GAAP EPS: $0.09 per share, up $0.05 year over year

•	Addition of 77 customers to the EnCase® Enterprise platform during the quarter, as compared to 22 in Q3 2010

PASADENA, Calif. – November 1, 2011 – http://www.guidancesoftware.com/?cmpid=701A0000000LM9uGuidance Software, Inc. (NASDAQ: GUID) today reported financial results for the quarter ended September 30, 2011, setting new revenue and earnings per share records.

Third quarter 2011 financial highlights, calculated in accordance with GAAP include:

•	revenue of $27.3 million, an increase of $3.5 million, or 14 percent, from $23.8 million in the third quarter of 2010

•	product revenue of $14.8 million, an increase of $2.9 million, or 24 percent, from $11.9 million in the third quarter of 2010

•	services and maintenance revenue of $12.5 million, an increase of $0.6 million, or 4 percent, from $11.9 million in the third quarter of 2010

•	GAAP net income of $0.5 million, or $0.02 per share, compared to a GAAP net loss of $0.8 million, or ($0.03) per share, in the third quarter of 2010.

On a non-GAAP basis, which excludes share-based compensation and amortization of intangibles, the company reported pre-tax net income of $2.1 million, or $0.09 per share, in the third quarter of 2011, compared to non-GAAP pre-tax net income of $0.8 million, or $0.04 per share, in the third quarter of 2010.

Guidance Software President and Chief Executive Officer Victor Limongelli said, “We are extremely pleased with our performance this quarter. We delivered record revenues, operating income, and non-GAAP EPS, while also adding the highest number of new customers to the EnCase® Enterprise platform in a single quarter. We continue to focus on enhancing our product offerings and increasing our margins and profitability, while maintaining our operating expense discipline.”

Limongelli added, “We are very proud of our achievements over the past three months, including the launch of EnCase® Forensic Version 7, and industry recognition as a “Leader” in the early case assessment space by IDC. In particular, EnCase® Version 7, as well as the new automated response functionality in EnCase® Cybersecurity for security information and event management systems such as ArcSight, display our continued commitment to product innovation. As we look ahead, we will continue to grow Guidance’s presence in the forensics, e-discovery and cybersecurity spaces. We remain keenly focused on executing on our strategic plan and further enhancing shareholder value.”

Third Quarter 2011 Highlights and Recent Noteworthy Events

•

The company added 77 new EnCase® Enterprise customers in the third quarter of 2011, compared to 22 in the third quarter of 2010. The company also added 32 customers of EnCase® eDiscovery or EnCase® Cybersecurity, both of which are built on the EnCase® Enterprise platform.

•

Industry analyst firm IDC named Guidance Software a leader in early case assessment (ECA) in a new report, the “IDC MarketScape: Worldwide Standalone Early Case Assessment Applications 2011 Vendor Analysis.”

•

In October 2011, the company announced that EnCase® Cybersecurity version 4.3 now integrates with security information and event management systems, including out-of-the-box integration with the industry’s leading SIEM, ArcSight , to automate response to security incidents. When an attack or breach event is suspected, the SIEM system can now automatically trigger an EnCase® Cybersecurity forensic response, including exposing, collecting, triaging and remediating data related to threats – taking action on or gathering data about a security event that might otherwise have been missed. This capability fills a critical gap in information security by helping organizations respond automatically to security attacks and breaches, giving them the capacity to react to more events and reduce the time between a breach and incident response.

2011 Financial Outlook:

The company is increasing its guidance for the year ended December 31, 2011, as follows:

•	Revenue is expected to be in the range of $102 million to $104 million, representing year-over-year growth of 11 percent to 13 percent.

•	Non-GAAP pre-tax earnings are expected to be approximately $0.18 – $0.23 per share.

Conference Call Information:

The company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 303-9850 (North America) or (408) 427-3732 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations website at http://investors.guidancesoftware.com/events.cfm. Registered users may access this content over the Internet, and there is no cost to register. If you have not already registered, please do so at least 15 minutes prior to the start of the conference call.

An audio-only replay of the call will be available by calling (404) 537-3406, passcode 14394885, available from 8:00 pm eastern time, November 1, 2011, through midnight eastern time, November 9, 2011.

About Guidance Software, Inc.

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions. Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to e-discovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing – all while maintaining the integrity of the data. There are more than 40,000 licensed users of the EnCase® technology worldwide, the EnCase® Enterprise platform is used by more than sixty percent of the Fortune 100, and thousands attend Guidance Software’s renowned training programs annually. For more information about Guidance Software, visit www.guidancesoftware.com/.

Follow Guidance Software on Twitter at www.twitter.com/encase and on Facebook at www.facebook.com/guidancesoftware.

EnCase® , EnCE®, EnCEP®, EnScript®, FastBloc®, Guidance Software™ and Tableau™ are registered trademarks or trademarks owned by Guidance Software in the United States and other jurisdictions and may not be used without prior written permission. All other marks and brands may be claimed as the property of their respective owners.

Forward Looking Statements:

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. There can be no assurance that demand for the Guidance Software’s products will continue at current or greater levels, or that the Company will continue to grow revenues, or be profitable. There are also risks that the Guidance Software’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the Guidance Software’s financial performance; that the Company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the Guidance Software’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company specifically disclaims any responsibility for updating these forward-looking statements.

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Revenues:
Product revenue	$14,818	$11,908	$35,558	$31,585
Services and maintenance revenue	12,440	11,939	39,168	34,363

Total revenues	27,258	23,847	74,726	65,948

Cost of revenues:
Cost of product revenue	1,439	1,513	4,349	3,273
Cost of services and maintenance revenue	5,373	4,924	17,257	14,093

Total cost of revenues	6,812	6,437	21,606	17,366

Gross profit	20,446	17,410	53,120	48,582

Operating expenses:
Selling and marketing	9,791	8,955	26,606	26,240
Research and development	4,642	4,432	14,211	12,614
General and administrative	4,143	3,544	10,852	10,391
State sales tax charges	—	—	1,336	—
Depreciation and amortization	1,353	1,250	3,881	3,468

Total operating expenses	19,929	18,181	56,886	52,713

Operating income (loss)	517	(771)	(3,766)	(4,131)
Interest income and other, net	20	12	39	65

Income (loss) before income taxes	537	(759)	(3,727)	(4,066)
Income tax provision	25	4	179	90

Net Income (loss)	$512	$(763)	$(3,906)	$(4,156)

Net income (loss) per share – basic	$0.02	$(0.03)	$(0.17)	$(0.18)
Net income (loss) per share – diluted	$0.02	$(0.03)	$(0.17)	$(0.18)
Shares used in per share calculation – basic	23,355	23,036	23,219	23,048

Shares used in per share calculation – diluted	24,501	23,036	23,219	23,048

Supplemental Financial Data
Non-GAAP income (loss) before income taxes excluding share-based compensation, acquisition-related expense, amortization of intangibles and certain state sales tax charges	$2,131	$846	$2,778	$486

Non-GAAP income (loss) per share before income taxes excluding share-based compensation, acquisition-related expense, amortization of intangibles and certain sales tax charges
Basic	$0.09	$0.04	$0.12	$0.02

Diluted	$0.09	$0.04	$0.11	$0.02

Guidance Software, Inc.

Calculation of Pre-Tax Non-GAAP Income (Loss)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Calculation of pre-tax non-GAAP income (loss):
GAAP net income (loss)	$512	$(763)	$(3,906)	$(4,156)
Add:
Income tax provision	25	4	179	90
Certain state sales tax charges	—	—	1,336	—
Acquisition-related expense	—	—	—	223
Amortization of intangibles	264	262	804	444
Share-based compensation expense (including related payroll taxes paid by the Company)	1,330	1,343	4,365	3,885

Non-GAAP income (loss) before income taxes excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain sales tax charges	$2,131	$846	$2,778	$486

Non-GAAP income (loss) per share before income taxes excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain sales tax charges
Basic	$0.09	$0.04	$0.12	$0.02

Diluted	$0.09	$0.04	$0.11	$0.02

Shares used in per share calculations:
Basic	23,355	23,036	23,219	23,048

Diluted	24,501	23,413	24,490	23,390

Detail of Share-based Compensation Expense:
Cost of product revenue	22	18	61	36
Cost of service and maintenance revenue	228	215	698	650
Selling and marketing	396	398	1,305	1,212
Research and development	322	331	1,107	857
General and administrative	362	381	1,194	1,130

Total share-based compensation expense	1,330	1,343	4,365	3,885

Detail of Acquisition-related Expense:
General and administrative	—	—	—	223

Notes to Unaudited Condensed Consolidated Statements of Operations:

This press release and its attachments include the non-GAAP financial measures of income (loss) before income taxes excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain state sales tax charges and non-GAAP income (loss) before income taxes per share excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain state sales tax charges, which are reconciled to net income (loss) and net income (loss) per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net income (loss) and net income (loss) per share calculated in accordance with GAAP.

Non-GAAP income (loss) is defined as follows: GAAP net income (loss) before income taxes excluding share-based compensation expense, acquisition-related expense, amortization of intangibles and certain state sales tax charges. Share-based compensation expense is recorded in accordance with the FASB Accounting Standards Codification (ASC 718) Compensation – Stock Compensation Topic (formerly Statement of Financial Accounting Standard No. 123R, “Share-Based Payment”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful to review the supplemental non-GAAP financial measures, which excludes income taxes and expenses related to share-based compensation, acquisition-related expense, amortization of intangibles and certain state sales tax charges in evaluating the Company, its management team and business unit performance during a particular time period. Share-based compensation expense, acquisition-related expense, amortization of intangibles, certain state sales tax charges and income taxes are not the responsibility of operating managers and generally cannot be changed or influenced by management.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to income taxes, share-based compensation expense, acquisition-related expense, amortization of intangibles and certain state sales tax charges because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider these excluded costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	September 30,	June 30,	December 31,
	2011	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$26,548	$27,704	$27,621
Trade receivables, net	22,186	15,576	16,344
Inventory	1,364	905	987
Prepaid expenses and other current assets	2,303	2,338	1,934

Total current assets	52,401	46,523	46,886

Long-term assets:
Property and equipment, net	10,126	10,613	11,351
Intangible assets, net	4,254	4,518	5,058
Goodwill, net	3,711	3,711	3,711
Other assets	434	434	434

Total long-term assets	18,525	19,276	20,554

Total assets	$70,926	$65,799	$67,440

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,558	$2,868	$2,568
Accrued liabilities	9,029	7,040	7,255
Capital lease obligations	69	74	76
Deferred revenues	32,100	30,009	30,279

Total current liabilities	43,756	39,991	40,178

Long-term liabilities:
Rent incentives	663	825	1,221
Capital lease obligations	64	78	116
Deferred revenues	3,995	4,026	3,335
Deferred tax liabilities	157	162	61

Total long-term liabilities	4,879	5,091	4,733

Stockholders’ equity:
Common stock	23	23	23
Additional paid-in capital	73,125	71,712	68,311
Treasury stock	(5,185)	(4,834)	(4,039)
Accumulated deficit	(45,672)	(46,184)	(41,766)

Total stockholders’ equity	22,291	20,717	22,529

Total liabilities and stockholders’ equity	$70,926	$65,799	$67,440

Guidance Software, Inc.

Unaudited Cash Flow Summary

(in thousands)

	Nine Months Ended
	September 30,
	2011	2010
Operating Activities:
Net loss	$(3,906)	$(4,156)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation & amortization	3,881	3,468
Benefit for doubtful accounts	—	(48)
Share-based compensation	4,365	3,885
Deferred taxes	96	—
Loss on disposal of assets	—	1
Changes in operating assets and liabilities:
Trade receivable	(5,842)	(1,542)
Inventory	(377)	65
Prepaid expenses and other assets	(370)	(423)
Accounts payable	20	(810)
Accrued liabilities	1,216	1,213
Deferred revenues	2,481	(2,461)

Net cash provided by (used in) operating activities	1,564	(808)

Investing Activities:
Purchase of property and equipment	(1,880)	(1,917)
Acquisition, net of cash acquired	—	(10,686)

Net cash used in investing activities	(1,880)	(12,603)

Financing Activities:
Proceeds from the exercise of stock options	449	296
Common stock repurchased or withheld	(1,146)	(1,628)
Principal payments on capital leases	(60)	(62)

Net cash used in financing activities	(757)	(1,394)

Net decrease in cash and cash equivalents	(1,073)	(14,805)
Cash and cash equivalents, beginning of period	27,621	36,585

Cash and cash equivalents, end of period	$26,548	$21,780